Exhibit 4.10

Spousal Consent

The undersigned, [Spouse of the VIE Shareholder] (Passport No. [●]), is the lawful spouse of [Name of the VIE Shareholder] (ID card No. [●]).  I hereby unconditionally and irrevocably agree to the execution of the following documents (hereinafter referred to as the “Transaction Documents”) by [Name of the VIE Shareholder] on [Execution Date], and the disposal of the equity interests of [Name of the VIE] (hereinafter referred to as the “Domestic Company”) held by [Name of the VIE Shareholder] and registered in his name according to the following documents:

(1)	Equity Interest Pledge Agreement entered into by and between [Name of the WFOE] (hereinafter referred to as the “WFOE”) and the Domestic Company on [Execution Date];

(2)	Exclusive Option Agreement entered into by and among [Name of the Registrant], the Domestic Company and the WFOE on [Execution Date];

(3)	Proxy Agreement and Power of Attorney executed by and between the WFOE and the Domestic Company on [Execution Date];

(4)	Loan Agreement entered into with the WFOE on [Execution Date].

I hereby undertake not to make any assertions in connection with the equity interests of the Domestic Company, which are held by [Name of the VIE Shareholder].  I hereby further confirm that [Name of the VIE Shareholder] can perform the Transaction Documents and further amend or terminate the Transaction Documents absent authorization or consent from me.

I hereby undertake to execute all necessary documents and take all necessary actions to ensure appropriate performance of the Transaction Documents (as amended form time to time).

I hereby agree and undertake that if I obtain any equity interests of the Domestic Company, which are held by [Name of the VIE Shareholder] for any reasons, I shall be bound by the Transaction Documents and the Master Exclusive Service Agreement entered into between the WFOE and the Domestic Company as of [Execution Date] (the “Master Exclusive Service Agreement”) (as amended from time to time) and comply with the obligations thereunder as a shareholder of the Domestic Company.  For this purpose, upon the WFOE’s request, I shall sign a series of written documents in substantially the same format and content as the Transaction Documents and the Master Exclusive Service Agreement (as amended from time to time).

[Signature Page Follows]

Name: [Spouse of the VIE Shareholder]

Date:

Schedule of Material Differences

One or more spousal consent letters using this form were executed. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed letters differ from this form:

No.	Name of VIE Shareholder	Name of Variable Interest Entity (the “VIE”)	Name of WFOE
1	Changxing Xiao

Jiufu Shuke Technology Group Co., Ltd.(formerly known as Beijing Jiufu Times Investment Consulting Co., Ltd., Jiufu Internet Finance Holdings Group Co., Ltd., and Jiufu Jinke Holdings Group Co., Ltd., successively)

Beijing Jiufu Lianyin Technology Co., Ltd.
2	Lei Sun

Jiufu Shuke Technology Group Co., Ltd.(formerly known as Beijing Jiufu Times Investment Consulting Co., Ltd., Jiufu Internet Finance Holdings Group Co., Ltd., and Jiufu Jinke Holdings Group Co., Ltd., successively)

Beijing Jiufu Lianyin Technology Co., Ltd.
3	Lei Liu	Beijing Puhui Lianyin Information Technology Co., Ltd.	Beijing Jiufu Lianyin Technology Co., Ltd.
4	Dongcheng Zhang	Beijing Puhui Lianyin Information Technology Co., Ltd.	Beijing Jiufu Lianyin Technology Co., Ltd.
5	Changxing Xiao	Beijing Puhui Lianyin Information Technology Co., Ltd.	Beijing Jiufu Lianyin Technology Co., Ltd.
6	Lixing Chen	Beijing Puhui Lianyin Information Technology Co., Ltd.	Beijing Jiufu Lianyin Technology Co., Ltd.
7	Lei Sun	Beijing Puhui Lianyin Information Technology Co., Ltd.	Beijing Jiufu Lianyin Technology Co., Ltd.
8	Haigen Zhou	Shenzhen Fuyuan Network Technology Co., Ltd.	Qianhai Fuyuan Network Technology (Shenzhen) Co., Ltd.
9	Jianbo Cai	Shenzhen Fuyuan Network Technology Co., Ltd.	Qianhai Fuyuan Network Technology (Shenzhen) Co., Ltd.
10	Reserved
11	Reserved
12	Reserved
13	Cen Chen	Zhuhai Huike Lianyin Technology Co., Ltd.	Zhuhai Xiaojin Hulian Technology Co., Ltd.
14	Reserved